As filed with the Securities and Exchange Commission on February 2, 2007

Registration No. 333-140228

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AIRCASTLE LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	7359	98-0444035
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Aircastle Advisor LLC
300 First Stamford Place
5th Floor
Stamford, Connecticut 06902
(203) 504-1020

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

David Walton, Esq.
Chief Operating Officer and General Counsel
c/o Aircastle Advisor LLC
300 First Stamford Place
5th Floor
Stamford, Connecticut 06902
(203) 504-1020

(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)

Copies to:

Joseph A. Coco, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000	Edward F. Petrosky, Esq. J. Gerard Cummins, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement is being filed solely to amend Part II of the Registration Statement to file certain exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses (except for the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. filing fee and the NYSE, Inc. listing fee) payable by the registrant in connection with the distribution of the common shares:

Securities and Exchange Commission registration fee	$49,337
National Association of Securities Dealers, Inc. filing fee	$46,609
NYSE listing fee	$74,520
Printing and engraving costs	$200,000
Legal fees and expenses	$750,000
Accountants’ fees and expenses	$350,000
Transfer agent fees	$3,500
Miscellaneous	$76,034
Total	$1,550,000

Item 14.	Indemnification of Directors and Officers

Our bye-laws contain a broad waiver by our shareholders of any claim or right of action, both individually and on our behalf, against any of our officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. The waiver limits the right of shareholders to assert claims against our officers and directors unless the act or failure to act involves fraud or dishonesty. Our bye-laws also indemnify our directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in the bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.

Section 98 of the Companies Act 1981 of Bermuda, or the Companies Act, provides generally that a Bermuda company may indemnify its directors and officers against any liability which by virtue of any rule of law otherwise would be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company. Section 98 provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. Section 98 of the Companies Act further provides that a company may advance moneys to an officer for the costs, charges and expenses incurred by the officer in defending any civil or criminal proceedings against them, on condition that the officer shall repay the advance if any allegation of fraud or dishonesty is proved against them. The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Prior to completion of our initial public offering, we entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our bye-laws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our bye-laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities

Since our formation in October 2004, we have issued unregistered securities to a limited number of persons, as described below. None of these transactions involved any underwriters or any public offerings and we believe that each of these transactions was exempt from registration requirements pursuant to Section 4(2) of the Securities Act, Regulation D promulgated thereunder, Rule 144A of the Securities Act, or Rule 701 of the Securities Act pursuant to compensatory benefit plans and contracts related to compensation as provided under Rule 701. The recipients of the securities in these transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in these transactions.

Initial Capitalization

In connection with our initial capitalization, on November 19, 2004, we issued common shares in the following amounts to the following persons. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act as transactions by the issuer not involving a public offering. We determined that the purchasers of the securities in these transactions were either accredited or sophisticated investors and were provided access to all relevant information necessary to evaluate the investment.

•	We issued 3,252 common shares to Fortress Investment Fund III LP, for an aggregate purchase price of $3,252.00.

•	We issued 2,716 common shares to Fortress Investment Fund III (Fund B) LP, for an aggregate purchase price of $2,716.00.

•	We issued 583.50 common shares to Fortress Investment Fund III (Fund C) LP, for an aggregate purchase price of $583.50.

•	We issued 948 common shares to Fortress Investment Fund III (Fund D) LP, for an aggregate purchase price of $948.00.

•	We issued 255 common shares to Fortress Investment Fund III (Coinvestment Fund A) LP, for an aggregate purchase price of $255.00.

•	We issued 501 common shares to Fortress Investment Fund III (Coinvestment Fund B) LP, for an aggregate purchase price of $501.00.

•	We issued 129 common shares to Fortress Investment Fund III (Coinvestment Fund C) LP, for an aggregate purchase price of $129.00.

•	We issued 615 common shares to Fortress Investment Fund III (Coinvestment Fund D) LP, for an aggregate purchase price of $615.00.

•	We issued 1,500 common shares to Drawbridge Global Macro Master Fund Ltd., for an aggregate purchase price of $1,500.00.

•	We issued 1,125 common shares to Drawbridge Special Opportunities Fund LP, for an aggregate purchase price of $1,125.00.

•	We issued 375 common shares to Drawbridge Special Opportunities Fund Ltd., for an aggregate purchase price of $375.00.

Stock Option Grants and Grants of Restricted Shares

From time to time, we have issued restricted shares to our employees under our 2005 Equity and Incentive Compensation Plan. A portion of the grants of restricted shares set forth below was exempt from registration under Section 701 of the Securities Act because they were made under written compensatory plans or agreements and the remainder were exempt under Section 4(2) of the Securities Act.

•	In February 2006, we issued to certain of our employees an aggregate of 780,000 restricted shares and restricted share units, scheduled to vest over a four to five year period from the grant date.

•	In March 2006, we issued to an employee 5,000 restricted shares, scheduled to vest over a five year period from the grant date.

•	In April 2006, we issued to certain of our employees an aggregate of 77,000 restricted shares, which immediately vested, for an aggregate purchase price of $770,000.

•	In November 2006, we issued to certain employees an aggregate of 20,000 restricted shares and restricted share units, scheduled to vest over a five year period from the grant date.

•	In December 2006, we issued to certain employees an aggregate of 106,587 restricted shares and restricted share units, scheduled to vest over a three to five year period from the grant date.

Sale of Common Shares

On April 28, 2006, we issued 200,000 of our common shares to Peter V. Ueberroth and Virginia Ueberroth, as trustees of the Ueberroth Family Trust, for an aggregate offering price of $1,000,000. No underwriters were involved in this sale of securities. The securities described in this paragraph were issued to a U.S. investor in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder relating to sales by an issuer not involving any public offering, to the extent an exemption from such registration was required. The purchaser of our common shares described above represented to us in connection with their purchase that they were an accredited investor and were acquiring the shares for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchaser received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. The sales of these securities were made without general solicitation or advertising.

Item 16.	Exhibits and Financial Statement Schedules

A.    Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
2.1	Asset Purchase Agreement, dated as of January 21, 2007 by and among the Sellers listed on Schedule 1-A, each of which is a direct or indirect subsidiary of Guggenheim Aviation Investment Fund, LP, a Delaware limited partnership; and the Purchasers listed on Schedule 1-B, each of which is a direct or indirect subsidiary of Aircastle Limited, a Bermuda exempted company †††††

Exhibit No.	Description
3.1	Memorandum of Association†
3.2	Bye-laws†
4.1	Specimen Share Certificate†
4.2	Amended and Restated Shareholders Agreement among Aircastle Limited and Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) L.P., Fortress Investment Fund III (Fund E) LP, Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP, Fortress Investment Fund III (Coinvestment Fund D) L.P., Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd. and Drawbridge Global Macro Master Fund Ltd.†
5.1	Opinion of Conyers Dill & Pearman**
10.1	Aircastle Limited 2005 Equity and Incentive Plan†
10.2	Form of Restricted Share Purchase Agreement†
10.3	Form of Restricted Share Grant Letter†
10.4	Form of International Restricted Share Grant Letter†
10.5	Letter Agreement, dated May 2, 2005, between Aircastle Limited and Ron Wainshal†
10.6	Letter Agreement, dated February 3, 2005, between Aircastle Limited and Mark Zeidman†
10.7	Letter Agreement, dated March 8, 2006, between Aircastle Advisor LLC and Mark Zeidman†
10.8	Letter Agreement, dated February 3, 2005, between Aircastle Limited and David Walton†
10.9	Letter Agreement, dated March 8, 2006, between Aircastle Advisor LLC and David Walton†
10.10	Letter Agreement, dated July 15, 2004, between Fortress Investment Group LLC and Joseph Schreiner†
10.11	Letter Agreement, dated February 24, 2006, between Aircastle Advisor LLC and Joseph Schreiner†
10.12	Letter Agreement, dated April 29, 2005, between Aircastle Advisor LLC and Jonathan Lang†
10.13	Letter Agreement, dated March 8, 2006 between Aircastle Advisor LLC and Jonathan M. Lang†
10.14	Letter Agreement, dated January 8, 2007, between Aircastle Advisor LLC and Michael Platt††††
10.15	Credit Agreement, dated as of February 28, 2006, by and among Aircastle Investment Holdings 2 Limited, Aircastle Ireland No. 3 Limited, certain Holding Subsidiary Trusts and Holdings SPCs designated as Borrowing Affiliates, JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc. and Citibank, N.A.†
10.16	Parent Guarantor Guaranty Agreement, dated as of February 28, 2006, by Aircastle Limited to JPMorgan Chase Bank, N.A.†

Exhibit No.	Description
10.17	364-Day Senior Secured Credit Agreement, dated as of October 25, 2005, by and among Aircastle Ireland No. 2 Limited, the borrowers party thereto, Citibank, N.A. and the other lenders party thereto from time to time†
10.18	Subscription Agreement, dated as of April 28, 2006, between Aircastle Limited and Ueberroth Family Trust†
10.19	Remarketing, Administrative and Technical Services Letter, dated as of January 1, 2006 between Aircastle Advisor LLC and FIT Aero Investments Limited†
10.20	Remarketing, Administrative and Technical Services Letter, dated as of January 1, 2006 between Aircastle Advisor (Ireland) Limited and FIT Aero Investments Limited†
10.21	Third Amended and Restated Credit Agreement, dated as of October 24, 2005, by and among Aircastle Investment Holdings Limited, Aircastle Ireland No. 1 Limited, certain Holding Subsidiary Trusts and Holdings SPCs designated as borrowing affiliates, ABH 12 Limited, JPMorgan Chase Bank, N.A. and Bear Stearns Corporate Lending Inc.†
10.22	First Amendment, dated as of November 7, 2005, to the Third Amended and Restated Credit Agreement†
10.23	Second Amendment, dated as of February 24, 2006, to the Third Amended and Restated Credit Agreement†
10.24	Third Amendment, dated as of April 28, 2006, to the Third Amended and Restated Credit Agreement†
10.25	Letter of Intent, dated March 17, 2006 by and between Aircastle Advisor LLC and First Greenwich Kahala Limited†
10.26	Trust Indenture, dated as of June 15, 2006, among ACS Aircraft Finance Bermuda Limited, as Issuer, ACS Aircraft Finance Ireland PLC, as Guarantor, Deutsche Bank Trust Company Americas, in its capacity as the Cash Manager, Deutsche Bank Trust Company Americas, in its capacity as the person accepting appointment as the Trustee under the Indenture, CALYON, Financial Guaranty Insurance Company and Deutsche Bank Trust Company Americas, in its capacity as the Drawing Agent†
10.27	Trust Indenture, dated as of June 15, 2006, among ACS Aircraft Finance Ireland PLC, as Issuer, ACS Aircraft Finance Bermuda Limited, as Guarantor, Deutsche Bank Trust Company Americas, in its capacity as the Cash Manager, Deutsche Bank Trust Company Americas, in its capacity as the person accepting appointment as the Trustee under the Indenture, CALYON, Financial Guaranty Insurance Company and Deutsche Bank Trust Company Americas, in its capacity as the Drawing Agent†
10.28	Amended and Restated Aircastle Limited 2005 Equity and Incentive Plan†
10.29	First Amendment, dated as of June 15, 2006, to the Credit Agreement, dated as of February 28, 2006, by and among Aircastle Investment Holdings 2 Limited, Aircastle Ireland No. 3 Limited, certain Holding Subsidiary Trusts and Holdings SPCs designated as Borrowing Affiliates, JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc. and Citibank, N.A.†
10.30	Amendment No. 1, dated as of July 18, 2006, to the 364-Day Senior Secured Credit Agreement, dated as of October 25, 2005, by and among Aircastle Ireland No. 2 Limited, the borrowers party thereto, Citibank, N.A. and the other lenders party thereto from time to time†
10.31	Form of Indemnification Agreement with directors and officers.†

Exhibit No.	Description
10.32	Aircraft Sale and Purchase Agreement, dated as of August 17, 2006, between Maersk Aircraft A/S and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) in respect of Aircraft msn 28010††
10.32	Aircraft Lease Novation and Amendment Agreement, dated as of August 17, 2006, between Maersk Aircraft A/S and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) and Sterling Airlines A/S in respect of Aircraft msn 28010††
10.33	Lease Agreement, dated as of September 12, 2005, between Maersk Aircraft A/S and Sterling Airlines A/S in respect of Aircraft msn 28010††
10.34	Amendment and Restatement, dated as of December 15, 2006, of the Credit Agreement, dated as of February 28, 2006, by and among Aircastle Investment Holdings 2 Limited, Aircastle Ireland No. 3 Limited and certain Borrowing Affiliates, as Borrowers, and JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc. and Citicorp North America, Inc., as Lenders, and JPMorgan Chase Bank, N.A., as Agent †††
10.35	Credit Agreement, dated as of December 15, 2006, among Aircastle Limited as Parent, Aircastle Holding Corporation Limited, Aircastle Ireland Holdings Limited, as Borrowers, JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc. and Citicorp North America, Inc., as Lenders, and JPMorgan Chase Bank, N.A., as Agent †††
10.36	Guaranty Agreement, dated as of December 15, 2006, among Aircastle Limited, Aircastle Advisor LLC, Aircastle Bermuda Securities Limited and Aircastle Ireland Holdings Limited, as Guarantors, and JPMorgan Chase Bank, N.A., as Agent for the Lenders †††
21.1	Subsidiaries of the Registrant†
23.1	Consent of Ernst & Young LLP**
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)**
23.3	Consent of BACK Aviation Services**
23.4	Consent of Simat Helliesen & Eichner, Inc.**
23.5	Consent of International Bureau of Aviation
23.6	Consent of Aviation Specialists Group
23.7	Consent of ESG Aviation Services and Airline Monitor**
24.1	Power of Attorney**

†	Incorporated by reference to the Company’s registration statement on Form S-1, filed with the SEC on June 2, 2006, as amended on July 10, 2006, July 25, 2006 and August 2, 2006.

††	Incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on August 18, 2006.

†††	Incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on December 18, 2006.

††††	Incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on January 9, 2007.

†††††	Incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on January 25, 2007.

**	Previously filed.

B.    Financial Statement Schedules

None.

Item 17.	Undertakings

(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(2) The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 2 to this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on February 2, 2007.

AIRCASTLE LIMITED
By:	/s/ Ron Wainshal
Name: Ron Wainshal Title: Chief Executive Officer

Name	Title	Date

*	Chairman of the Board of Directors	February 2, 2007

Wesley R. Edens

/s/ Ron Wainshal	Chief Executive Officer	February 2, 2007

Ron Wainshal

*	Chief Financial Officer	February 2, 2007

Mark Zeidman

/s/ Aaron Dahlke	Chief Accounting Officer	February 2, 2007

Aaron Dahlke

*	Deputy Chairman of the Board of Directors	February 2, 2007

Joseph P. Adams Jr.

*	Director	February 2, 2007

Douglas A. Hacker

*	Director	February 2, 2007

John Z. Kukral

*	Director	February 2, 2007

Ronald L. Merriman

*	Director	February 2, 2007

Peter Ueberroth

*	Director	February 2, 2007

Ronald W. Allen

*By /s/ Ron Wainshal
Ron Wainshal
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
2.1	Asset Purchase Agreement, dated as of January 21, 2007 by and among the Sellers listed on Schedule 1-A, each of which is a direct or indirect subsidiary of Guggenheim Aviation Investment Fund, LP, a Delaware limited partnership; and the Purchasers listed on Schedule 1-B, each of which is a direct or indirect subsidiary of Aircastle Limited, a Bermuda exempted company. †††††
3.1	Memorandum of Association†
3.2	Bye-laws†
4.1	Specimen Share Certificate†
4.2	Amended and Restated Shareholders Agreement among Aircastle Limited and Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) L.P., Fortress Investment Fund III (Fund E) LP, Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP, Fortress Investment Fund III (Coinvestment Fund D) L.P., Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd. and Drawbridge Global Macro Master Fund Ltd.†
5.1	Opinion of Conyers Dill & Pearman**
10.1	Aircastle Limited 2005 Equity and Incentive Plan†
10.2	Form of Restricted Share Purchase Agreement†
10.3	Form of Restricted Share Grant Letter†
10.4	Form of International Restricted Share Grant Letter†
10.5	Letter Agreement, dated May 2, 2005, between Aircastle Limited and Ron Wainshal†
10.6	Letter Agreement, dated February 3, 2005, between Aircastle Limited and Mark Zeidman†
10.7	Letter Agreement, dated March 8, 2006, between Aircastle Advisor LLC and Mark Zeidman†
10.8	Letter Agreement, dated February 3, 2005, between Aircastle Limited and David Walton†
10.9	Letter Agreement, dated March 8, 2006, between Aircastle Advisor LLC and David Walton†
10.10	Letter Agreement, dated July 15, 2004, between Fortress Investment Group LLC and Joseph Schreiner†
10.11	Letter Agreement, dated February 24, 2006, between Aircastle Advisor LLC and Joseph Schreiner†

Exhibit No.	Description
10.12	Letter Agreement, dated April 29, 2005, between Aircastle Advisor LLC and Jonathan Lang†
10.13	Letter Agreement, dated March 8, 2006 between Aircastle Advisor LLC and Jonathan M. Lang†
10.14	Letter Agreement, dated January 8, 2007, between Aircastle Advisor LLC and Michael Platt††††
10.15	Credit Agreement, dated as of February 28, 2006, by and among Aircastle Investment Holdings 2 Limited, Aircastle Ireland No. 3 Limited, certain Holding Subsidiary Trusts and Holdings SPCs designated as Borrowing Affiliates, JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc. and Citibank, N.A.†
10.16	Parent Guarantor Guaranty Agreement, dated as of February 28, 2006, by Aircastle Limited to JPMorgan Chase Bank, N.A.†
10.17	364-Day Senior Secured Credit Agreement, dated as of October 25, 2005, by and among Aircastle Ireland No. 2 Limited, the borrowers party thereto, Citibank, N.A. and the other lenders party thereto from time to time†
10.18	Subscription Agreement, dated as of April 28, 2006, between Aircastle Limited and Ueberroth Family Trust†
10.19	Remarketing, Administrative and Technical Services Letter, dated as of January 1, 2006 between Aircastle Advisor LLC and FIT Aero Investments Limited†
10.20	Remarketing, Administrative and Technical Services Letter, dated as of January 1, 2006 between Aircastle Advisor (Ireland) Limited and FIT Aero Investments Limited†
10.21	Third Amended and Restated Credit Agreement, dated as of October 24, 2005, by and among Aircastle Investment Holdings Limited, Aircastle Ireland No. 1 Limited, certain Holding Subsidiary Trusts and Holdings SPCs designated as borrowing affiliates, ABH 12 Limited, JPMorgan Chase Bank, N.A. and Bear Stearns Corporate Lending Inc.†
10.22	First Amendment, dated as of November 7, 2005, to the Third Amended and Restated Credit Agreement†
10.23	Second Amendment, dated as of February 24, 2006, to the Third Amended and Restated Credit Agreement†
10.24	Third Amendment, dated as of April 28, 2006, to the Third Amended and Restated Credit Agreement†
10.25	Letter of Intent, dated March 17, 2006 by and between Aircastle Advisor LLC and First Greenwich Kahala Limited†
10.26	Trust Indenture, dated as of June 15, 2006, among ACS Aircraft Finance Bermuda Limited, as Issuer, ACS Aircraft Finance Ireland PLC, as Guarantor, Deutsche Bank Trust Company Americas, in its capacity as the Cash Manager, Deutsche Bank Trust Company Americas, in its capacity as the person accepting appointment as the Trustee under the Indenture, CALYON, Financial Guaranty Insurance Company and Deutsche Bank Trust Company Americas, in its capacity as the Drawing Agent†

Exhibit No.	Description
10.27	Trust Indenture, dated as of June 15, 2006, among ACS Aircraft Finance Ireland PLC, as Issuer, ACS Aircraft Finance Bermuda Limited, as Guarantor, Deutsche Bank Trust Company Americas, in its capacity as the Cash Manager, Deutsche Bank Trust Company Americas, in its capacity as the person accepting appointment as the Trustee under the Indenture, CALYON, Financial Guaranty Insurance Company and Deutsche Bank Trust Company Americas, in its capacity as the Drawing Agent†
10.28	Amended and Restated Aircastle Limited 2005 Equity and Incentive Plan†
10.29	First Amendment, dated as of June 15, 2006, to the Credit Agreement, dated as of February 28, 2006, by and among Aircastle Investment Holdings 2 Limited, Aircastle Ireland No. 3 Limited, certain Holding Subsidiary Trusts and Holdings SPCs designated as Borrowing Affiliates, JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc. and Citibank, N.A.†
10.30	Amendment No. 1, dated as of July 18, 2006, to the 364-Day Senior Secured Credit Agreement, dated as of October 25, 2005, by and among Aircastle Ireland No. 2 Limited, the borrowers party thereto, Citibank, N.A. and the other lenders party thereto from time to time†
10.31	Form of Indemnification Agreement with directors and officers.†
10.32	Aircraft Sale and Purchase Agreement, dated as of August 17, 2006, between Maersk Aircraft A/S and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) in respect of Aircraft msn 28010††
10.32	Aircraft Lease Novation and Amendment Agreement, dated as of August 17, 2006, between Maersk Aircraft A/S and Wells Fargo Bank Northwest, N.A. (not in its individual capacity but solely as Owner Trustee) and Sterling Airlines A/S in respect of Aircraft msn 28010††
10.33	Lease Agreement, dated as of September 12, 2005, between Maersk Aircraft A/S and Sterling Airlines A/S in respect of Aircraft msn 28010††
10.34	Amendment and Restatement, dated as of December 15, 2006, of the Credit Agreement, dated as of February 28, 2006, by and among Aircastle Investment Holdings 2 Limited, Aircastle Ireland No. 3 Limited and certain Borrowing Affiliates, as Borrowers, and JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc. and Citicorp North America, Inc., as Lenders, and JPMorgan Chase Bank, N.A., as Agent †††
10.35	Credit Agreement, dated as of December 15, 2006, among Aircastle Limited as Parent, Aircastle Holding Corporation Limited, Aircastle Ireland Holdings Limited, as Borrowers, JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc. and Citicorp North America, Inc., as Lenders, and JPMorgan Chase Bank, N.A., as Agent †††
10.36	Guaranty Agreement, dated as of December 15, 2006, among Aircastle Limited, Aircastle Advisor LLC, Aircastle Bermuda Securities Limited and Aircastle Ireland Holdings Limited, as Guarantors, and JPMorgan Chase Bank, N.A., as Agent for the Lenders †††
21.1	Subsidiaries of the Registrant†
23.1	Consent of Ernst & Young LLP**

Exhibit No.	Description
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)**
23.3	Consent of BACK Aviation Services**
23.4	Consent of Simat Helliesen & Eichner, Inc.**
23.5	Consent of International Bureau of Aviation
23.6	Consent of Aviation Specialists Group
23.7	Consent of ESG Aviation Services and Airline Monitor**
24.1	Power of Attorney**

†	Incorporated by reference to the Company’s registration statement on Form S-1, filed with the SEC on June 2, 2006, as amended on July 10, 2006, July 25, 2006 and August 2, 2006.

††	Incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on August 18, 2006.

†††	Incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on December 18, 2006.

††††	Incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on January 9, 2007.

†††††	Incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on January 25, 2007.

**	Previously filed.